EXHIBIT 99.1

Graphene & Solar Technologies Ltd. files 8K with SEC announcing a name change, new stock symbol, and appointment of new auditors

Los Angeles, CA. - February 4, 2019 - Graphene & Solar Technologies Ltd. (GSTX) filed a Form 8K with the Securities & Exchange Commission today, announcing FINRA confirmation of the new stock symbol “GSTX” and the name change from Solar Quartz Technologies Corporation to Graphene & Solar Technologies, Ltd.

In addition, the Company has retained Farber Hass Hurley LLP, certified public accountants as auditors, effective January 29, 2019.

About

GSTX is one of a handful of solar industry companies globally with a proven ability to produce solar and electronics grade high purity quartz sand (HPQS), an essential material for the manufacture photovoltaic (PV) Solar Cells, semi-conductors, and high-end electronics. GSTX also owns two rare High Purity Quartz mineral deposits (15 million tons), feedstock for the manufacture of HPQS.

GSTX has recently expanded its solar industry initiatives to focus upon the early stage development of graphene enabled solar modules and panels via strategic joint ventures with the graphene producers and Research & Development centers.

Forward-Looking Statements

All statements in this release that are not strictly historical facts are "forward-looking statements." Forward-looking statements are based on GSTX’s current assumptions, beliefs and expectations, and involve risks, uncertainties and other factors that may cause GSTX’s actual results to be materially different from any results expressed or implied by such forward-looking statements.

GSTX Contact:

Roger May

executive@sqt.solar

(310) 887-1477

+61.436.000.777*